Exelon Corporation Quarter Review

Exelon.

Q2 2018

GAAP Earnings $0.56 per share

Adjusted earnings of $0.71 per share*

We have met or beaten[1] the mid-point of our earnings guidance for **12 of the past 14 quarters**

New Jersey

zero emissions certificate (ZEC) legislation signed by Governor Murphy in May over **$675** million

Projected savings for electric & gas customers from Tax Cuts & Jobs Act

CORPORATE STEWARDSHIP

Volunteer Month

5,233

employees volunteered **18,206 hours** in **104 cities**

Diversity

DiversityInc

Named Top 50 Company for Diversity and Top 5 company for Veterans by DiversityInc.

Exelon

Named Corporation of the Year by Chicago Minority Supplier Development Council Inc.

Utilities

- Legislation passed in Pennsylvania and Delaware to support investments in Utility of the Future
- Top decile performance across all utilities for CAIDI (outage management)
- Customer service metrics continue to be strong across all utilities
- Second consecutive electric rate case settlement for Delmarva Power in Delaware

Exelon Generation

Continued **best-in-class performance** across our Nuclear fleet:

93.2%

Q2 Nuclear Capacity Factor[2]

39.3 TWhs

Owned and operated Q2 production[2]

* For reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables in our press release

(1) Non-GAAP Earnings are used for setting guidance and comparing to actual results

(2) Excludes Salem